WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


                                                                           11

                                        OLD  REPUBLIC  INTERNATIONAL  CORPORATION
                                              EARNINGS  PER  SHARE  EXHIBIT
                                      (Amounts in millions, except per share data)
  --------------------------------------------------------------------------------------------------------------

                                                                                        Computation of Primary
                                                                                          Earnings Per Share
                                                                                      --------------------------
                                                                                        Quarters Ended March 31,
                                                                                      --------------------------
                                                                                          1995          1994
                                                                                      ------------  ------------
  Weighted average number of common shares outstanding                                       51.6          51.8

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                                          4.9           4.9
       Stock Options                                                                          0.3           0.4
                                                                                      ------------  ------------
  Weighted average number of common and common equivalent shares                             56.9          57.2
                                                                                      ============  ============

  Net income for the period                                                                 $39.0         $34.0

  Less dividends applicable to appropriate Series of
       Redeemable and Convertible Preferred Stock                                             1.2           1.2
                                                                                      ------------  ------------

  Adjusted net income                                                                       $37.8         $32.8
                                                                                      ============  ============

  Primary earnings per share                                                                $0.66         $0.57
                                                                                      ============ =============


  --------------------------------------------------------------------------------------------------------------

                                                                                    Computation of Fully Diluted
                                                                                          Earnings Per Share
                                                                                      --------------------------
                                                                                        Quarters Ended March 31,
                                                                                      --------------------------
                                                                                          1995          1994
                                                                                      ------------  ------------

  Weighted average number of common shares outstanding                                       51.6          51.8

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                                          5.1           5.1
       Convertible Subordinated Debentures                                                    4.2           4.2
       Stock Options                                                                          0.3           0.4
                                                                                      ------------  ------------
  Weighted average number of common and common equivalent shares                             61.3          61.6
                                                                                      ============  ============

  Net income for the period                                                                 $39.0         $34.0

  Less dividends applicable to appropriate Series of
       Cumulative Preferred Stock                                                             1.1           1.2
  Plus interest applicable to Convertible Debentures                                          0.9           1.0
                                                                                      ------------  ------------

  Adjusted net income                                                                       $38.8         $33.8
                                                                                      ============  ============

  Fully diluted earnings per share                                                          $0.63         $0.55
                                                                                      ============  ============




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